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                                                                     Exhibit 4.2
                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement (the "Agreement") is made and entered into as of this 20th day of September, 1999 by and between InKine Pharmaceutical Company, Inc., a New York corporation (the "Company"), and the "Investors" named in that Purchase Agreement of even date herewith by and between the Company and the Investors (the "Purchase Agreement").

                  The parties hereby agree as follows:

                  1.       Certain Definitions

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Additional Registrable Securities" shall mean the shares of Common Stock, if any, issued to the Investors pursuant to Section 7.1 of the Purchase Agreement.

                  "Common Stock" shall mean the Company's Common Stock, par value $0.0001 per share.

                  "Investors" shall mean the purchasers identified in the Purchase Agreement and any affiliate of any Investor who is a subsequent holder of any Warrants, Registrable Securities or Additional Registrable Securities.

                  "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or Additional Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  "Register," "registered" and "registration" refer to a registration made by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

                  "Registrable Securities" shall mean the shares of Common Stock issued and issuable to the Investors pursuant to the Purchase Agreement (other than additional shares of Common Stock issuable pursuant to Section 7.1 of the Purchase Agreement) and issuable upon the exercise of the Warrants.

                  "Registration Statement" shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities or

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Additional Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Warrants" mean the warrants to purchase shares of Common Stock issued to the Investors pursuant to the Purchase Agreement, the form of which is attached to the Purchase Agreement as Exhibit A.

                  2.       Registration.

                           (a)      Registration Statements.

                                    (i) Registrable Securities. Promptly
following the closing of the purchase and sale of Common Stock and Warrants contemplated by the Purchase Agreement (the "Closing Date") (but no later than thirty (30) days after the Closing Date), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Investors' consent) covering the resale of the Registrable Securities in an amount equal to the number of shares of Common Stock issued to the Investors on the Closing Date plus the number of shares of Common Stock necessary to permit the exercise in full of the Warrants. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall use its best efforts to obtain from each person who now has piggyback registration rights a waiver of those rights with respect to the Registration Statement. No securities shall be included in the Registration Statement without the consent of each Investor other than the Registrable Securities and the securities subject to piggyback registration rights on the date hereof for which the Company could not obtain waivers. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Sections 3(b) and (c) to the Investors and their counsel prior to its filing or other submission.

                                    (ii) Additional Registrable Securities. Upon
the written demand of any Investor, provided that such demand is within thirty
(30) days following the issuance of any additional shares of Common Stock to such Investor pursuant to Section 7.1 of the Purchase Agreement, the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of

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registration statement as is then available to effect a registration for resale of the Additional Registrable Securities, subject to the Investor's consent) covering the resale of the Additional Registrable Securities in an amount equal to the number of shares of Common Stock issued to and designated in the demand by such Investor. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Registrable Securities. The Company shall use its best efforts to obtain from each person who now has piggyback registration rights a waiver of those rights with respect to the Registration Statement. No securities shall be included in the Registration Statement without the consent of the Investor other than the Registrable Securities and Additional Registrable Securities and the securities subject to piggyback registration rights on the date hereof for which the Company could not obtain waivers. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Sections 3(b) and (c) to the Investor and its counsel prior to its filing or other submission.

                           (b) Expenses. The Company will pay all its expenses
associated with each registration, and the Investors will pay all their expenses subject to the reimbursement provided for in the Purchase Agreement (and to the extent funds have been returned to the Company, in respect thereof, the Company will pay them over subject to receipt of appropriate documentation). In no event will the Company reimburse Investors for discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals.

                           (c) Effectiveness.

                                     (i) The Company shall use its best efforts
to have each Registration Statement declared effective as soon as practicable. If (A) the Registration Statement covering Registrable Securities is not declared effective by the SEC within three (3) months following the Closing Date, or the Registration Statement covering Additional Registrable Securities is not declared effective by the SEC within three (3) months following the demand of an Investor relating to the Additional Registrable Securities covered thereby, or with respect to either Registration Statement which is subject to full review by the SEC staff, within four (4) months following the Closing Date or demand, as the case may be (each, a "Registration Date"), (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement (by reason of a stop order, or the Company's failure to update the Registration Statement) but except as excused pursuant to subparagraph (ii) below, or (C) the Common Stock generally or the Registrable Securities specifically is not listed or included for quotation on the Nasdaq National Market System, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange, then the Company will make pro-rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 2% of the aggregate amount paid by such Investor on the Closing Date to the Company for shares of Common Stock still held by such Investor for any month or pro rata for any portion thereof following the Registration Date during which any of the events described in (A) or (B) or (C) above occurs and is continuing (the "Blackout Period"). The Blackout Period shall terminate upon (x) the effectiveness of the applicable Registration Statement in the case of (A) and (B) above; (y) listing or inclusion of the Common Stock on the Nasdaq National Market System, the

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Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock
Exchange in the case of (C) above; and (z) in the case of the events described in (A) or (B) above, the earlier termination of the Registration Period (as defined in Section 3(a) below). The amounts payable as liquidated damages pursuant to this paragraph shall be payable, at the option of the Company, in lawful money of the United States or in shares of Common Stock at the Market Price (as that term is defined in the Purchase Agreement), and amounts payable as liquidated damages shall be paid monthly within two (2) business days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Amounts payable as liquidated damages hereunder shall cease when an Investor no longer holds Warrants or Registrable Securities, or Additional Registrable Securities, as applicable. Notwithstanding the above, if after twelve (12) months, the Company in good faith determines that it is unable to remedy the events set forth in (A), (B) or (C), the Company may notify the Investors that the liquidated damages will cease to accrue and, at the Investor's election, the Company shall redeem, in whole or in part, as instructed by the Investor, the shares of Common Stock and Warrants held by such Investor for an amount equal to 120% of the amount originally invested by such Investor. If an Investor does not elect to have its Common Stock and Warrants so redeemed, the Company shall use reasonable efforts to remedy the events set forth in (A), (B) and (C), but the Investor will no longer be entitled to further liquidated damages pursuant to this Agreement.

                                     (ii) For not more than twenty (20)
consecutive trading days or for a total of not more than thirty (30) trading days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company and terminate or suspend effectiveness of any registration contemplated by this Section containing such information, if disclosure of such information at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. The duration of the Restricted Period as provided in the Purchase Agreement will be extended by the number of days of any and all Allowed Delays.

                           (d) Underwritten Offering. If any offering pursuant
to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Company shall have the right to select an investment banker and manager to administer the offering, which investment banker or manager shall be reasonably satisfactory to the Investors.

                  3. Company Obligations. The Company will use its best efforts to effect the registration of the Registrable Securities and Additional Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

                           (a) use its best efforts to cause such Registration
Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of the date on which all Registrable Securities or Additional Registrable Securities, as the case may

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be, covered by such Registration Statement, as amended from time to time, have been sold or are eligible for sale under Rule 144(k) promulgated under the 1933 Act (the "Registration Period");

                           (b) prepare and file with the SEC such amendments and
post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities and Additional Registrable Securities; provided that, at least three (3) days prior to the filing of a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company will furnish to the Investors copies of all documents proposed to be filed, which documents will be subject to the comments of the Investors;

                           (c) permit one counsel designated by the Investors to
review each Registration Statement and all amendments and supplements thereto no fewer than five (5) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects in a timely manner;

                           (d) furnish by courier, pursuant to the notice
requirements of Section 10.4 of the Purchase Agreement, to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of any Registration Statement and any amendment thereto, including financial statements and schedules, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities and Additional Registrable Securities owned by such Investor;

                           (e) in the event the Company selects an underwriter
for the offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

                           (f) if required by the underwriter, at the request of
the Investors, the Company shall furnish, on the date that Registrable Securities or Additional Registrable Securities, as applicable, are delivered to an underwriter, if any, for sale in connection with the Registration Statement
(i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriter and the Investors and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriter and the Investors;

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                           (g) make effort to prevent the issuance of any stop
order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment (except as allowed under Section 2(c)(ii) hereof);

                           (h) use its reasonable best efforts to register or
qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities or Additional Registrable Securities, as applicable, for offer and sale under the securities or blue sky laws of such jurisdictions as the Investors reasonably request in writing and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities or Additional Registrable Securities covered by the Registration Statement;

                           (i) cause all Registrable Securities or Additional
Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

                           (j) immediately notify the Investors, at any time
when a Prospectus relating to the Registrable Securities or Additional Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and subject to
Section 2(c)(ii), at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or Additional Registrable Securities, as applicable, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                           (k) otherwise use its best efforts to comply with all
applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities and Additional Registrable Securities, if applicable, hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act (for the purpose of this subsection 3(k), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

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                  4.       Obligations of the Investors.

                           (a) It shall be a condition precedent to the
obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities or Additional Registrable Securities, as applicable, that each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities or Additional Registrable Securities, as applicable, held by it and the intended method of disposition of the Registrable Securities or Additional Registrable Securities, as applicable, held by it, and any other information as shall be reasonably required to effect the registration of such Registrable Securities or Additional Registrable Securities, as applicable, and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities or Additional Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least five (5) business days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities or Additional Registrable Securities included in the Registration Statement.

                           (b) Each Investor, by its acceptance of the
Registrable Securities and Additional Registrable Securities, if any, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities or Additional Registrable Securities, as applicable, from the Registration Statement, in which case the Investor shall be deemed to have waived its rights to have Registrable Securities or Additional Registrable Securities, as the case may be, registered under this Agreement, unless the Investor reasonably believes sales of its securities under such Registration Statement may violate federal securities laws.

                           (c) In the event the Company determines to engage the
services of an underwriter, each Investor agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the dispositions of the Registrable Securities or Additional Registrable Securities, as applicable.

                           (d) Each Investor agrees that, upon receipt of any
notice from the Company of the happening of any event rendering a Registration Statement no longer effective, such Investor will immediately discontinue disposition of Registrable Securities or Additional Registrable Securities pursuant to the Registration Statement covering such Registrable Securities or Additional Registrable Securities, until the Investor's receipt of the copies of the supplemented or amended prospectus filed with the SEC and declared effective and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession of the prospectus covering the Registrable Securities or Additional Registrable Securities, as applicable, current at the time of receipt of such notice.

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                           (e) No Investor may participate in any underwritten
registration hereunder unless it (i) agrees to sell the Registrable Securities or Additional Registrable Securities, as applicable, on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to the terms of this Agreement.

                  5.       Indemnification.

                           (a) Indemnification by Company. The Company agrees to
indemnify and hold harmless, to the fullest extent permitted by law the Investors, each of their officers, directors, partners and employees and each person who controls the Investors (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney's fees) and expenses imposed on such person caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except insofar as the same are based entirely upon any information furnished in writing to the Company by such Investors, expressly for use therein, or (ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto, provided that such violation was not caused by the negligence or willful misconduct of the Investor and shall reimburse in accordance with subparagraph (c) below, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims. The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus or Prospectus that is eliminated or remedied in any Prospectus or amendment or supplement thereto, the above indemnity obligations of the Company shall not inure to the benefit of any indemnified party if a copy of such corrected Prospectus or amendment or supplement thereto had been made available to such indemnified party and was not sent or given by such indemnified party at or prior to the time such action was required of such indemnified party by the 1933 Act and if delivery of such Prospectus or amendment or supplement thereto would have eliminated (or been a sufficient defense to) any liability of such indemnified party with respect to such statement or omission. Indemnity under this Section 5(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the permitted transfer of the Registrable Securities and Additional Registrable Securities.

                           (b) Indemnification by Holder. In connection with any
registration pursuant to the terms of this Agreement, each Investor will furnish to the Company in writing such information as the Company reasonably requests concerning the holders of Registrable

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Securities and Additional Registrable Securities or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney's fees) and expenses imposed on such person caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto and that such information was substantially relied upon by the Company in preparation of any Registration Statement or Prospectus or any amendment or supplement thereto; or (ii) any violation by the Investor of any federal, state or common law, rule or regulation applicable to the Investor in connection with the Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto, provided that such violation was not caused by the negligence or willful misconduct of the Company, and shall reimburse in accordance with subparagraph (c) below, each of the foregoing persons for any legal and other expenses reasonably incurred in connection with investigating or defending such claims. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities or Additional Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

                           (c) Conduct of Indemnification Proceedings. Any
person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                           (d) Contribution. If for any reason the
indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities or Additional Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities or Additional Registrable Securities giving rise to such contribution obligation.

                  6.       Miscellaneous.

                           (a) Amendments and Waivers. This Agreement may be
amended only by a writing signed by the parties hereto. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of each Investor.

                           (b) Notices. All notices and other communications
provided for or permitted hereunder shall be made as set forth in Section 10.4 of the Purchase Agreement.

                           (c) Assignments and Transfers by Investors. This
Agreement and all the rights and obligations of the Investors hereunder may not be assigned or transferred to any transferee or assignee except to an affiliate of an Investor who is a subsequent holder of any Warrants, Registrable Securities or Additional Registrable Securities.

                           (d) Assignments and Transfers by the Company. This
Agreement may not be assigned by the Company without the prior written consent of each Investor then holding Registrable Securities, except that without the prior written consent of the Investors, but after notice duly given, the Company shall assign its rights and delegate its duties hereunder to any successor-in-interest corporation, and such successor-in-interest shall assume such rights and duties, in the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets.

                           (e) Benefits of the Agreement. The terms and
conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                           (f) Counterparts. This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           (g) Titles and Subtitles. The titles and subtitles
used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                           (h) Severability. If one or more provisions of this
Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

                           (i) Further Assurances. The parties shall execute and
deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                           (j) Entire Agreement. This Agreement is intended by
the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           (k) Applicable Law. This Agreement shall be governed
by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

                  7. Consent of Investors. In the event the Company is required to obtain the consent or approval of the Investors pursuant to the terms of this Agreement, such consent or approval shall be deemed given by the Investors upon the Investors owning a majority of the Securities acquired under the Purchase Agreement giving the Company such consent or approval.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Company:                                  INKINE PHARMACEUTICAL
                                                COMPANY, INC.


                                              By:  /s/ Robert Apple
                                              Name:  Robert Apple
                                              Title:  CFO



The Investors:


                                              By:_________________________
                                              Name:
                                              Title:


                                              By:_________________________
                                              Name:
                                              Title:

The Investor:                                 The Tail Wind Fund Ltd.
                                              (Print full name here)


                                              By: /s/ Michael Darville
                                              Name:  Michael Darville
                                              Title:  V.P., Treasurer & Director



The Tail Wind Fund Ltd.
MeesPierson (Bahamas) Ltd.
Attn:  Jason McCarroll,                       By: /s/ Jason McCarroll
Windermere House, 404 East Bay St.,           Name:  Jason McCarroll
PO  Box SS 5539, Nassau Bahamas               Title:  Auth. Sig.
Tel:  242-393-8777 Fax: 242-393-9021

         Aggregate Purchase Price:  $2 million
         Number of Shares of Common Stock:  1,538,461
         Number of Warrants: 507 692 (equal to 33% of total number of Shares) Effective per share Purchase Price of Shares: $1.30
         Exercise price of Warrants: $1.78 (equal to 110% of Market Price) Address for Notice: as above

Please copy all correspondence to:              _______________________________
DAVID CROOK, ESQ.                               _______________________________
THE TAIL WIND FUND LTD.                         _______________________________
c/o EASI                                        _______________________________
4TH FLOOR, No. 1 REGENT STREET                  _______________________________
LONDON, SW1Y 4NS.UK                             _______________________________
TEL:  +44 171 468 7660 FAX 7657                 _______________________________

         Jurisdiction of organization:          _______________________________

                                                with a copy to:

                                                Bryan Cave LLP
                                                700 Thirteenth Street, N.W.
                                                Washington, D.C.  20005
                                                Attn:  LaDawn Naegle
                                                Telephone:  202/508-6046
                                                Facsimile:  202/508-6200

The Investor:                                 Resonance Limited
                                              Resonance Limited


                                              By: /s/ M. Mandel
                                              M. Mandel
                                              Name:
                                              Title:  Pres.


                                              By:
                                              Name:
                                              Title:

Aggregate Purchase Price:  $500,000
Number of Shares of Common Stock:  384,615
Number of Warrants: 126,923 (equal to 33% of total number of Shares) Effective per share Purchase Price of Shares: $1.30
Exercise price of Warrants: $1.78 (equal to 110% of Market Price) Address for Notice:

                                          Resonance Limited
                                          c/o Peregrine Corporate Service, Ltd.
                                          Burleigh Manor
                                          Peel Road
                                          Douglas, Isle of Mann
                                          IM1 5EP, British Isles

Jurisdiction of organization:             Isle of Mann

                                          With a copy to:

                                          Bryan Cave LLP
                                          700 Thirteenth Street, N.W.
                                          Washington, D.C.  20005
                                          Attn:  LaDawn Naegle
                                          Telephone:  202/508-6046
                                          Facsimile:  202/508-6200

The Investor:                                 Oxford Bioscience Partners II L.P.
                                              Oxford Bioscience Partners II L.P.


                                              By:   OBP Management II L.P.
                                              Name: OBP Management II L.P.
                                              Title:


                                              By: /s/ Jonathan J. Fleming
                                              Name:  Jonathan J. Fleming
                                              Title:  General Partner

Aggregate Purchase Price:  $285,810.20
Number of Shares of Common Stock:  219,854
Number of Warrants: 72,552 (equal to 33% of total number of Shares) Effective per share Purchase Price of Shares: $1.30
Exercise price of Warrants: $1.78 (equal to 110% of Market Price) Address for Notice:

                                              Oxford Bioscience Partners II L.P.
                                              31 St. James Avenue
                                              Boston, MA  02116
                                              __________________________________
                                              __________________________________
                                              __________________________________

Jurisdiction of organization:                 Delaware

                                              With a copy to:

                                              Bryan Cave LLP
                                              700 Thirteenth Street, N.W.
                                              Washington, D.C. 20005
                                              Attn:  LaDawn Naegle
                                              Telephone:  202/508-6046
                                              Facsimile:  202/508-6200

The Investor:                           Oxford Bioscience Partners (Bermuda) II
                                        Limited Partnership
                                        Oxford Bioscience Partners (Bermuda) II
                                        Limited Partnership


                                        By: OBP Management II (Bermuda)
                                            Limited Partnership
                                        Name:
                                        Title:


                                        By: /s/ Jonathan J. Fleming
Name:  Jonathan J. Fleming
                                        Title:  General Partner

Aggregate Purchase Price:  $214,189.30
Number of Shares of Common Stock:  164,761
Number of Warrants: 54,371 (equal to 33% of total number of Shares) Effective per share Purchase Price of Shares: $1.30
Exercise price of Warrants: $1.78 (equal to 110% of Market Price) Address for Notice:

                                        Oxford Bioscience Partners (Bermuda)
                                        II Limited Partnership
                                        c/o Westbroke Ltd.
                                        Richmond House 12
                                        Par-La Ville Road, P.O. Box HM1022
                                        Hamilton, Bermuda

Jurisdiction of organization:           Bermuda

                                        with a copy to:

                                        Bryan Cave LLP
                                        700 Thirteenth Street, N.W.
                                        Washington, D.C.  20005
                                        Attn:  LaDawn Naegle
                                        Telephone:  202/508-6046
                                        Facsimile:  202/508-6200